UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 4, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On June 4, 2014, Seagate Technology plc (NASDAQ: STX) (the “Company”) announced the early tender results of the cash tender offers previously announced by its wholly owned subsidiary, Seagate HDD Cayman (“HDD Cayman”), on May 20, 2014 (the “Tender Offers”) to purchase up to an aggregate combined principal amount of $300 million of its outstanding 7.000% Senior Notes due 2021, CUSIP number 81180W AF8  (the “2021 Notes”), and its outstanding 6.875% Senior Notes due 2020, CUSIP number 81180W AD3  (the “2020 Notes”). As of the previously announced early tender date for both Tender Offers of 5:00 p.m., New York City time, on June 3, 2014 (the “Early Tender Date”), HDD Cayman had received tenders for an aggregate principal amount of approximately $ 277.5 million of the 2021 Notes and an aggregate principal amount of approximately $252.4 million of the 2020 Notes. The Company also announced that HDD Cayman has exercised its early purchase option and has accepted for purchase approximately $277.5 million of the 2021 Notes tendered and not withdrawn prior to the Early Tender Date. The early settlement date for such 2021 Notes is June 4, 2014.

The Tender Offers are being conducted upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of May 20, 2014, and in the related Letter of Transmittal. The Tender Offers will expire at 11:59 p.m., New York City time, on June 17, 2014, unless extended by HDD Cayman.

Morgan Stanley is the sole dealer manager of the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent. Persons with questions regarding the Tender Offers should contact Morgan Stanley at (toll-free) (800) 624-1808 or (collect) (212) 761-1057. Requests for copies of the Offer to Purchase, related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-3900. HDD Cayman is making the Tender Offers only by, and pursuant to the terms and conditions set forth in, the Offer to Purchase and the related Letter of Transmittal, each as amended hereby.  Holders are encouraged to read all of the documents relating to the Tender Offers carefully before taking action with respect to the Tender Offers.

None of HDD Cayman or its affiliates, its board of directors, the dealer manager, the depositary and information agent or the trustee for the Notes, makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes. This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes, the Notes or any other securities. The Tender Offers are made only by the Offer to Purchase and the accompanying Letter of Transmittal. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which a Tender Offer is required to be made by a licensed broker or dealer, such Tender Offer will be deemed to be made on behalf of HDD Cayman by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

Date: June 4, 2014

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